Dated:  June 29, 2009

AMENDED SCHEDULE II TO THE
CUSTODY AGREEMENT
BETWEEN
TD ASSET MANAGEMENT USA FUNDS INC.
AND
THE BANK OF NEW YORK MELLON

SCHEDULE II

SERIES

TDAM Money Market Portfolio
TDAM U.S. Government Portfolio
TDAM Municipal Portfolio
TDAM California Municipal Money Market Portfolio
TDAM New York Municipal Money Market Portfolio
TDAM Institutional Money Market Fund
TDAM Institutional U.S. Government Fund
TDAM Institutional Treasury Obligations Money Market Fund
TDAM Short-Term Investment Fund
TDAM Short-Term Bond Fund
TDAM Global Sustainability Fund
TDAM Institutional Municipal Money Market Fund

TD ASSET MANAGEMENT USA FUNDS INC.

By: /s/ Mark Bell

THE BANK OF NEW YORK MELLON

By: /s/ Andrew Pfeifer